Exhibit O

REPUBLIC OF TURKEY

MINISTRY OF TREASURY AND FINANCE

Office of the First Legal Advisor

The Republic of Turkey

Ministry of Treasury and Finance

Ankara/TURKEY

January 31, 2019

Re:	The Republic of Turkey

Registration Statement No. 333-221073

Ladies and Gentlemen:

I, First Legal Advisor, Ministry of Treasury and Finance, the Republic of Turkey, have reviewed the above-referenced Registration Statement (the “Registration Statement”), the Prospectus dated November 1, 2017 (the “Prospectus”), the Prospectus Supplement dated January 24, 2019 (the “Prospectus Supplement”), the Fiscal Agency Agreement dated as of March 23, 2015, as amended by Amendment No. 1 dated March 15, 2017, between the Republic of Turkey (the “Republic”) and Citibank, N.A., London Branch (the “Fiscal Agency Agreement”), and the Underwriting Agreement dated as of January 24, 2019 (the “Underwriting Agreement”) by and among the Republic, BNP Paribas, Deutsche Bank AG, London Branch and J.P. Morgan Securities plc, pursuant to which the Republic has issued and offered for sale 4.625% Notes due March 31, 2025 in the aggregate principal amount of €1,250,000,000 (the “Notes”).

The issuance of the Notes has been authorized pursuant to the provisions of Articles 4 and 7 of the Law Regarding the Regulation of Public Finance and Debt Management of the Republic (Law No. 4749).

It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

I consent to the filing of this opinion as an exhibit to the Annual Report of the Republic of Turkey on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption “Validity of the Securities” in the Prospectus forming a part of the Registration Statement, and appearing under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement.

[signature page follows]

Very truly yours,

/s/ Tayfun AKSOYAK
Tayfun AKSOYAK
Acting First Legal Advisor
Ministry of Treasury and Finance
The Republic of Turkey

[Signature Page to the Turkish Validity Opinion]